UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment is being filed solely to amend the original Form 8-K filed on November 15, 2011 (the “Original Filing”) with regard to the Master Solar Module Sales Agreement (“Sales Agreement”) filed as Exhibit 10.1. Exhibit 10.1 of the Original Filing is being re-filed and replaced with the attached Exhibit 10.1. The purpose of this amendment is to include Exhibit B of the Sales Agreement which was not included in Exhibit 10.1 as filed in the Original Filing.

Except for the amended and restated information included in Exhibit 10.1, this Current Report on Form 8-K/A continues to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. This Current Report on Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2011, Solar Power, Inc. (the “Company”) entered into a Master Solar Module Sales Agreement (“Agreement”) with KDC Solar Credit LS LLC, an affiliate of KDC Solar LLC (“KDC”), whereby KDC agrees to purchase from the Company approximately $42,000,000 in high-quality LDK solar modules which will be delivered to KDC by December 21, 2011. KDC will make three (3) installment payments to the Company with the full purchase price paid within twelve (12) months. In the event KDC fails to make timely payments to the Company, the Company may elect to exercise its rights under a security agreement entered into with KDC which grants the Company a security interest in the delivered modules.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Master Solar Module Sales Agreement with KDC Solar Credit LS LLC dated November 9, 2011

*	Portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a California Corporation

Dated: December 29, 2011	/s/ ALAN M. LEFKO
Alan M. Lefko
Vice President Finance and Secretary

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